INTERNATIONAL SHIPHOLDING CORPORATION REPORTS THIRD QUARTER 2012 RESULTS

Declares third quarter dividend of $0.25 per share

Provides 2013 pro forma guidance for net income of $18 to $20 million and EBITDA of $65 to $75 million

Mobile, Alabama, October 25, 2012 – International Shipholding Corporation (NYSE: ISH) today announced financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•	Reported adjusted net income of $2.9 million for the three months ended September 30, 2012, excluding a non-cash foreign currency exchange loss of $1.1 million.

•	Declared a third quarter dividend of $0.25 per share payable on December 3, 2012 to stockholders of record as of November 16, 2012.

•	Acquired a railroad car repair facility in Mobile, Alabama for approximately $4.5 million in cash.

October 2012 Highlights

•
As previously announced, entered into a definitive agreement to acquire U.S. United Ocean Services, LLC for approximately $111 million cash with the closing expected to occur in the fourth quarter of 2012, subject to the satisfaction of closing conditions.

•
As previously announced, acquired a 1999-built Pure Car Truck Carrier (“PCTC”) in a transaction valued at $27.5 million to be reflagged under the U.S. Flag and deployed on a long-term time charter with a strong, creditworthy counterparty.

Net Income
The Company reported net income of $1.8 million for the three months ended September 30, 2012, which included a non-cash foreign currency exchange loss of $1.1 million attributed to a yen-denominated loan facility.  For the comparable three months ended September 30, 2011, the Company reported net income of $2.9 million, which included a non-cash foreign currency exchange loss of $2.7 million, also attributed to the yen-denominated loan facility.

Mr. Niels M. Johnsen, Chairman and Chief Executive Officer, stated, “In the third quarter, we continued our accretive growth strategies and took advantage of market opportunities. This month, we entered into an agreement to acquire United Ocean Services in a transaction that is expected provide us with additional fixed revenue and to be immediately accretive to our earnings and operating cash flow. Additionally, we added a modern, higher specification vessel to our fleet by acquiring a 1999-built PCTC while monetizing a legacy PCTC asset. Our recent transactions demonstrate our ability to identify opportunities that increase our contracted revenue stream, enhance our presence in niche markets and realize value in our fleet.”

“During a quarter in which we continued to successfully execute our accretive growth strategies for the benefit of our shareholders, we also continued to provide returns through a quarterly dividend payment. In line with our 2012 annual dividend target of $1.00 per share, our Board of Directors declared a third quarter payment of $0.25 per share.”

Operating Income
Operating income for the three months ended September 30, 2012, was $4.0 million as compared to $8.6 million for the comparable 2011 period.  The Company’s gross voyage profit representing the operating results of its five reporting segments was $15.8 million compared to $20.2 million in the 2011 three month period.   The comparable results by reporting segment are shown below:

	U.S. Flag Time Charter	International Flag Time Charter	COA	Rail Ferry Service	Other	Totals
	(all amounts in millions)
Third Quarter 2012
Gross Voyage Profit	$9.124	$4.179	$1.278	$.896	$.291	$15.768

Depreciation	(2.301)	(2.789)	(.304)	(.715)	--	(6.109)
Gross Profit	$6.823	$1.390	$.974	$.181	$.291	$9.659
(After Depreciation)

Third Quarter 2011
Gross Voyage Profit	$10.835	$7.437	$.081	$1.436	$.387	$20.176

Depreciation	(2.707)	(3.151)	--	(.915)	(.002)	(6.775)
Gross Profit	$8.128	$4.286	$.081	$.521	$.385	$13.401
(After Depreciation)

(See below Exhibit 99.2 to reconcile numbers presented above to GAAP figures.)

Gross voyage profit for the U.S. Flag Time Charter segment was lower due primarily to the expiration of three operating contracts with the Military Sealift Command (MSC) which occurred near the end of the first quarter of 2012 and scheduled off-hire maintenance periods. This was partially offset by higher supplemental cargo volumes and the results of the ice strengthened multipurpose vessel which operated on time charter to the MSC.  In mid-September 2012, the MSC terminated this contract at the convenience of the government.  The Company is currently evaluating its available employment options for this vessel. The lower International Flag Time Charter segment results reflect the fleet reduction following the first quarter sale of two of its Pure Car Truck Carriers.  In addition, the depressed rate levels in the dry bulk market continue to impact this segment. The Contract of Affreightment segment reported higher results from lower operating costs while the Rail Ferry segment results were lower primarily driven by rail outages in Mexico from inclement weather conditions.

Administrative and general expenses were approximately $875,000 higher for the quarter ended September 30, 2012, compared to the same period in 2011.  Non-recurring expenses associated with the United Ocean Services’ acquisition negotiations, as well as employee bonus accruals, not accrued during the 2011 comparable period, were the primary drivers.  For the year to date period the Company’s 2012 administrative and general expenses are at 2011 levels.

Interest and Other
During the three month period ended September 30, 2012, the Japanese Yen strengthened in relation to the U.S. Dollar from 79.81 to 77.93, producing a non-cash charge to earnings of $1.1 million.  Lower interest expense reflect debt retirement using proceeds from the sale of assets.

Unconsolidated Entities
The results from the Company’s investments in 50% or less owned ventures improved in the three months ended September 30, 2012, when compared to the same period in 2011.  The results from the Company’s 25% investment in the company owning ten mini-bulkers had non-recurring mark to market adjustments on an ineffective interest rate swap contract reported in the 2011 period, while the current year’s results reflect operating income slightly above breakeven levels.

Balance Sheet
The Company’s working capital at September 30, 2012, was approximately $2.3 million. The lower working capital is attributable to the purchase of the rail repair yard during the quarter.  Cash and cash equivalent balances were approximately $12.7 million at September 30, 2012.

Dividend Declaration
The Company’s Board of Directors declared a $0.25 dividend payable on December 3, 2012, for each share of common stock owned on the record date of November 16, 2012.  All future dividend declarations and amounts remain subject to the discretion of the Company’s Board of Directors.

Outlook
Commenting on the outlook for 2013, Manny Estrada, Chief Financial Officer, said, “Following the completion of our pending acquisition of U.S. United Ocean Services, LLC (“UOS”), we expect our full year 2013 pro forma net income will be $18 to $20 million and our EBITDA will be $65 to $75 million. Both measures represent a significant improvement over our expected full year 2012 results. When setting our 2013 guidance, management took into account the additional contracted revenue from the operations of UOS, as well as our expectations for conditions in the dry bulk market.”

On a pro forma basis the Company currently anticipates that approximately 68% of its revenue in 2013 will be fixed and 32% will be variable. The Company further expects that the majority of its fixed revenue will be generated by its PCTC fleet and the newly acquired UOS vessels, which operate under medium to long-term contracts, whereas variable revenue will be generated primarily from the transportation of supplemental cargo on the U.S. Flag PCTC’s, from revenue sharing agreements in place with its fleet of international Handysize dry bulk vessels and the rail ferry operations. Supplemental cargo and Handysize dry bulk operations are expected to perform largely in line with 2012.

All 2013 outlook figures included in this release assume the timely completion of our pending acquisition of UOS and exclude the effects of special items (including foreign currency exchange losses or gains), future changes in regulation, any changes in operating or capital plans, and any future acquisitions, divestitures, buybacks or other similar business transactions.  In addition, all outlook figures are based on acquisition-related fair value estimates for UOS that remain subject to finalization.  All assets and liabilities of UOS have been assigned a fair value pursuant to applicable accounting rules; however, such fair value assignments for UOS have not been finalized and are subject to further adjustment before becoming final.  For purposes of this outlook section, EBITDA means earnings before interest, taxes, depreciation and amortization.

Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, October 26, 2012, at 10:00 AM ET. To participate in the conference call, please dial (888) 262-8720 (domestic) or (913) 312-0666 (international). Participants can reference the International Shipholding Corporation Third Quarter 2012 Earnings Call or passcode 6625854. Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com. Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through November 2, 2012, at (877) 870-5176 (domestic) or (858) 384-5517 (international). The passcode for the replay is 6625854.

About International Shipholding
ISH, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding our 2013 guidance, the expected timing and benefits of the UOS acquisition and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: our ability to maximize the usage of our newly-purchased and incumbent vessels and other assets on favorable economic terms, including our ability to renew our time charters and contracts when they expire and to maximize our carriage of supplemental cargoes; our ability to consummate our pending acquisition of UOS, including receiving financing and all required regulatory approvals or clearances; our ability to effectively handle our leverage by servicing and complying with each of our debt instruments; changes in domestic or international transportation markets that reduce the demand for shipping generally or our vessels in particular; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; the possibility that the anticipated benefits from the UOS acquisition cannot be fully realized or may take longer to realize than expected or the possibility that costs or difficulties related to the acquisition will be greater than expected; political events in the United States and abroad, including election results, the appropriation of funds by the U.S. Congress, and terrorism, piracy and trade restrictions; the effects of more general factors, such as changes in interest rates, in tax laws or rates, in foreign currency rates, or in general market, labor or economic conditions; and each of the other economic, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made.  We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group
David Burke
(646) 673-9701
dburke@igbir.com

Leon Berman
(212) 477-8438
lberman@igbir.com

International Shipholding Corporation
Niels M. Johnsen, Chairman (212) 943-4141
Erik L. Johnsen, President (251) 243-9221

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All Amounts in Thousands Except Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011
Revenues	$61,162	$67,087	$186,686	$201,382

Operating Expenses:
Voyage Expenses	45,394	46,911	143,246	147,715
Vessel Depreciation	6,100	6,775	18,180	18,244
Other Depreciation	9	-	9	-
Administrative and General Expenses	5,643	4,769	15,871	16,053
Gain on Dry Bulk Transaction	-	-	-	(18,844)
(Gain) Loss on Sale/Purchase of Other Assets	3	-	(4,463)	-

Total Operating Expenses	57,149	58,455	172,843	163,168

Operating Income	4,013	8,632	13,843	38,214

Interest and Other:
Interest Expense	2,144	2,850	7,152	7,470
Derivative Loss	129	124	97	109
Gain on Sale of Investment	-	(67)	(66)	(181)
Other Income from Vessel Financing	(588)	(654)	(1,815)	(2,014)
Investment Income	(117)	(137)	(391)	(522)
Foreign Exchange Loss (Gain)	1,143	2,664	(771)	3,075
	2,711	4,780	4,206	7,937

Income Before Provision for Income Taxes and
Equity in Net (Loss) Income of Unconsolidated Entities	1,302	3,852	9,637	30,277

(Benefit) Provision for Income Taxes:
Current	4	150	280	531
Deferred	(400)	-	(400)	-
	(396)	150	(120)	531

Equity in Net Income of Unconsolidated
Entities (Net of Applicable Taxes)	84	(852)	665	22

Net Income	$1,782	$2,850	$10,422	$29,768

Basic and Diluted Earnings Per Common Share:

Continuing Operations	$0.25	$0.40	$1.45	$4.18
Discontinued Operations	-	-	-	-
Basic Earnings Per Common Share:	$0.25	$0.40	$1.45	$4.18

Continuing Operations	$0.25	$0.40	$1.45	$4.15
Discontinued Operations	-	-	-	-
Diluted Earnings Per Common Share:	$0.25	$0.40	$1.45	$4.15

Weighted Average Shares of Common Stock Outstanding:
Basic	7,203,860	7,140,752	7,192,818	7,128,810
Diluted	7,220,901	7,190,082	7,208,886	7,165,298

Dividends Per Share	$0.250	$0.375	$0.750	$1.125

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	September 30,	December 31,
ASSETS	2012	2011

Cash and Cash Equivalents	$12,714	$21,437
Restricted Cash	-	8,907
Marketable Securities	13,382	12,827
Accounts Receivable, Net of Allowance for Doubtful Accounts
of $100 and $100 in 2012 and 2011:	19,511	20,553
Federal Income Taxes Receivable	-	242
Net Investment in Direct Financing Leases	3,423	6,278
Other Current Assets	6,144	4,411
Notes Receivable	4,433	4,450
Material and Supplies Inventory	5,312	5,034
Total Current Assets	64,919	84,139

Investment in Unconsolidated Entities	13,524	12,800

Net Investment in Direct Financing Leases	14,391	43,837

Vessels, Property, and Other Equipment, at Cost:
Vessels	561,207	581,705
Building	1,211	-
Land	623	-
Leasehold Improvements	26,348	26,128
Construction in Progress	602	20,729
Furniture and Equipment	11,053	9,372
	601,044	637,934
Less - Accumulated Depreciation	(185,907)	(171,820)
	415,137	466,114

Other Assets:
Deferred Charges, Net of Accumulated Amortization	18,278	15,983
Intangible Assets, Net	2,050	3,219
Due from Related Parties	1,735	1,571
Notes Receivable	34,458	37,714
Other	5,761	202
	62,282	58,689

TOTAL ASSETS	$570,253	$665,579

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(All Amounts in Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$27,951	$36,079
Accounts Payable and Accrued Liabilities	34,620	30,498
Total Current Liabilities	62,571	66,577

Long-Term Debt, Less Current Maturities	185,660	286,014

Other Long-Term Liabilities:
Deferred Income Taxes	-	-
Lease Incentive Obligation	6,338	6,640
Other	62,073	57,153

TOTAL LIABILITIES	316,642	416,384

Stockholders' Equity:
Common Stock, $1.00 par value, 20,000,000 shares authorized and	8,617	8,606
7,203,860 And 7,140,752 Shares Issued and Outstanding at
September 30, 2012 and December 31, 2011, Respectively
Additional Paid-In Capital	86,041	85,830
Retained Earnings	207,919	204,109
Treasury Stock, 1,388,066 shares at September 30, 2012 and	(25,403)	(25,403)
December 31, 2011, respectively
Defined Benefits Plan
Accumulated Other Comprehensive (Loss)	(23,563)	(23,947)
TOTAL STOCKHOLDERS' EQUITY	253,611	249,195

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$570,253	$665,579

INTERNATIONAL SHIPHOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All Amounts in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Cash Flows from Operating Activities:
Net Income	$10,422	$29,768
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	18,394	18,988
Amortization of Deferred Charges and Other Assets	8,312	6,438
Deferred Tax Liability	(400)	-
Gain on Dry Bulk Transaction	-	(18,844)
Non-Cash Stock Based Compensation	881	1,404
Equity in Net Income of Unconsolidated Entities	(665)	(22)
Distributions from Unconsolidated Entities	-	750
Gain on Purchase / Sale of Assets	(4,463)	-
Gain on Sale of Investments	(66)	(181)
Gain (Loss) on Foreign Currency Exchange	(771)	3,075
Changes in:
Deferred Drydocking Charges	(8,021)	(5,370)
Accounts Receivable	1,057	(2,570)
Inventories and Other Current Assets	(3,168)	(1,129)
Other Assets	61	25
Accounts Payable and Accrued Liabilities	(5,076)	(2,190)
Other Long-Term Liabilities	(3,148)	(174)
Net Cash (Used In) Provided by Operating Activities	13,349	29,968

Cash Flows from Investing Activities:
Principal payments received under Direct Financing Leases	3,064	4,132
Acquisition of Frascati Shops Inc and Tower, LLC	(620)	-
Capital Improvements to Vessels and Other Assets	(45,992)	(82,199)
Proceeds from Sale of Assets	130,315	-
Proceeds from Sale of Marketable Securities	207	2,444
Investment in Unconsolidated Entities	(1,000)	(2,046)
Acquisition of Unconsolidated Entity	-	7,092
Net Decrease/(Increase) in Restricted Cash Account	6,907	(6,175)
Proceeds from Note Receivables	3,610	3,101
Net Cash Provided by Investing Activities	96,491	(73,651)

Cash Flows from Financing Activities:
Proceeds from Issuance of Debt	51,175	103,979
Repayment of Debt	(162,375)	(57,748)
Additions to Deferred Financing Charges	(751)	(1,757)
Common Stock Dividends Paid	(6,612)	(8,303)
Net Cash (Used In) Provided by Financing Activities	(118,563)	36,171

Net (Decrease) / Increase in Cash and Cash Equivalents	(8,723)	(7,512)
Cash and Cash Equivalents at Beginning of Period	21,437	24,158

Cash and Cash Equivalents at End of Period	$12,714	$16,646

NON-GAAP RECONCILIATION
(By segment)

	U.S. Flag Time Charter	International Flag Time Charter	COA	Rail Ferry Service	Other	Totals

	(all amounts in millions)
Third Quarter 2012
Gross Profit
(After Depreciation)	$6.823	$1.390	$0.974	$0.181	$0.291	$9.659

Allocated Overhead	$(1.882)	$(2.635)	$(0.188)	$(0.376)	$(0.565)	$(5.646)

Operating Income	$4.941	$(1.245)	$0.786	$(0.195)	$(0.274)	$4.013

	U.S. Flag Time Charter	International Flag Time Charter	COA	Rail Ferry Service	Other	Totals

	(all amounts in millions)
Third Quarter 2011
Gross Profit
(After Depreciation)	$8.128	$4.286	$0.081	$0.521	$0.385	$13.401

Allocated Overhead	$(1.590)	$(2.226)	$(0.159)	$(0.318)	$(0.477)	$(4.769)

Operating Income	$6.538	$2.060	$(0.078)	$0.203	$(0.092)	$8.632

Exhibit 99.2